Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE MCCLATCHY COMPANY

_________________________________________

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

_________________________________________

The McClatchy Company, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article FIRST of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

FIRST: The name of the corporation is JCK Legacy Company (hereinafter the “Corporation”).

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 4th day of September, 2020.

THE MCCLATCHY COMPANY

By: /s/ Sean Harding

Name: Sean Harding

Title: Chief Restructuring Officer